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                                                                    EXHIBIT 11.1
                          POWERWAVE TECHNOLOGIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE
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

                                                           Three Months Ended          Six Months Ended
                                                        ------------------------   ------------------------
EPS CALCULATION AS OF JUNE 29, 1997
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Shares issued and outstanding at March 30, 1997
 and December 29, 1996..............................                  16,241,324                 16,223,999
Options exercised during the period.................       213,202        33,724      232,029        23,051
                                                                     -----------                -----------
Weighted average common shares - basic..............                  16,275,048                 16,247,050
Weighted average options issued
 and outstanding as of June 29, 1997................     1,162,126                  1,155,400
Proceeds............................................   $ 5,144,174                 $5,460,601
Assumed buyback price...............................   $     23.25                    $20.438
                                                       -----------                 ----------
Shares bought back with proceeds....................       225,779                    276,777
Assumed shares bought back with non-qualified tax
 benefit utilizing 38% tax rate.....................       355,812                    333,877
Potential common shares.............................                     580,535                    544,746
                                                                     -----------                -----------
Total weighted average common shares - diluted......                  16,855,583                 16,791,796
Net income at June 29, 1997.........................                 $ 3,428,150                $ 6,188,807
                                                                     -----------                -----------

Diluted net income per share........................                 $      0.20                      $0.37
                                                                     ===========                ===========

Basic net income per share..........................                 $      0.21                      $0.38
                                                                     ===========                ===========

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EPS CALCULATION AS OF JUNE 28, 1998

Shares issued and outstanding at March 29, 1998
 and December 28, 1997..............................                  17,133,373                 17,263,713
Shares issued under the Employee Stock..............
 Purchase Plan......................................             -             -       23,456        19,203
Options exercised during the period.................        12,375         6,174      158,579       129,613
Shares repurchased during the period................                           -     (300,000)     (274,847)
                                                                     -----------                -----------
Weighted average common shares - basic..............                  17,139,547                 17,137,682
Weighted average options issued
 and outstanding as of June 28, 1998................     1,362,492                  1,126,078
Proceeds............................................   $15,060,857                $11,455,935
Assumed buyback price...............................   $     17.77                $    20.438
                                                       -----------                -----------
Shares bought back with proceeds....................       847,694                    710,870
Assumed shares bought back with non-qualified tax
 benefit utilizing 36.5% tax rate...................       187,901                    156,479
Potential common shares.............................                     326,897                      272,230
                                                                     -----------                  -----------
Total weighted average common shares - diluted......                  17,466,444                   17,409,912
Net income at June 28, 1998.........................                 $ 1,879,142                  $ 4,086,183
                                                                     -----------                  -----------

Diluted net income per share........................                 $      0.11                  $      0.24
                                                                     ===========                  ===========

Basic net income per share..........................                 $      0.11                  $      0.24
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